UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 18, 2011 (October 13, 2011)
Travelport Limited
(Exact name of Registrant as specified in its charter)

Bermuda	333-141714	98-0505100
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification Number)

300 Galleria Parkway
Atlanta, GA 30339
(Address of principal executive
office)
Registrant’s telephone number, including area code (770) 563-7400
N/A
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective October 13, 2011, Gavin Baiera and Richard Buccarelli were appointed to our Board of Directors. Mr. Baiera was also appointed to the Audit Committee, Compensation Committee and Executive Committee of our Board of Directors. Mr. Buccarelli is the representative on our Board from One Equity Partners, one of our equity owners, and Mr. Baiera is one of the representatives on our Board from our new shareholders, pursuant to the Shareholders’ Agreement we and our direct and indirect parent companies entered into on October 3, 2011 in connection with our previously disclosed debt restructuring.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT LIMITED
By:	/s/ Rochelle Boas
Rochelle J. Boas
Senior Vice President and Assistant Secretary

Date: October 18, 2011